Exhibit 99.1

PriceSmart Announces Property Acquisitions in Panama and Costa Rica for Two

Warehouse Clubs and Adjoining Commercial Centers

San Diego, California (October 1, 2008) – PriceSmart, Inc. (NASDAQ: PSMT) today announced that it has recently entered into agreements to acquire properties in Panama and Costa Rica for the construction of new PriceSmart Warehouse Clubs and the development of adjoining Commercial Centers.

On September 24, 2008 PriceSmart acquired 13,162 square meters of real estate in Panama City, Panama, upon which the Company plans to construct and operate a new PriceSmart Warehouse Club. Typically, PriceSmart land requirements are approximately 20,000 square meters. The new Panama City location will be constructed on two levels, parking at grade level and the building on the second level. An existing PriceSmart Warehouse Club in Panama City, Panama (known as the Los Pueblos Club) will be relocated to this new site, and the Company will thereby continue to operate four Warehouse Clubs in Panama. It is currently anticipated that the new PriceSmart Warehouse Club will open in the fall of 2009.

PriceSmart concurrently entered into an agreement with an entity controlled by local Panamanian businessmen to jointly own and operate a Commercial Center adjacent to this new PriceSmart Warehouse Club, with the Company and the Panamanian entity each owning a 50% interest in the Commercial Center. On September 24, 2008, 38,331 square meters of real estate were acquired, upon which the Center will be constructed. It is currently anticipated that the Center will commence commercial operations in the fall of 2009.

Additionally, on September 29, 2008 PriceSmart acquired 21,576 square meters of real estate in Alajuela, Costa Rica (near San Jose), upon which the Company plans to construct and operate a new PriceSmart Warehouse Club, which will be its fifth in Costa Rica. It is currently anticipated that the new PriceSmart Warehouse Club will open in the spring of 2009.

PriceSmart concurrently entered into an agreement with an entity controlled by local Costa Rican businessmen to jointly own and operate a Commercial Center adjacent to this new PriceSmart Warehouse Club, with the Company and the Costa Rican entity each owning a 50% interest in the Commercial Center. On September 29, 2008, 21,576 square meters of real estate were acquired, upon which the Center will be constructed. It is currently anticipated the Center will commence commercial operations in the spring of 2009.

About PriceSmart

PriceSmart, headquartered in San Diego, owns and operates U.S.-style membership shopping warehouse clubs in Central America and the Caribbean, selling high quality merchandise at low prices to PriceSmart members. PriceSmart now operates 25 warehouse clubs in 11 countries and one U.S. territory (four each in Panama and Costa Rica; three each in Guatemala and Trinidad, two each in Dominican Republic, El Salvador and Honduras; and one each in Aruba, Barbados, Jamaica, Nicaragua and the United States Virgin Islands).

This press release may contain forward-looking statements concerning the Company’s anticipated future revenues and earnings, adequacy of future cash flow and related matters. These forward-looking statements include, but are not limited to, statements containing the words “expect,” “believe,” “will,” “may,” “should,” “project,” “estimate,” “scheduled,” and like expressions, and the negative thereof. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including the following risks: the Company’s financial performance is dependent on international operations which exposes the Company to various risks; any failure by the Company to manage its widely dispersed operations could adversely affect the Company’s business; the Company faces significant competition; the Company faces difficulties in the shipment of and inherent risks in the importation of merchandise to its warehouse clubs; the Company is exposed to weather and other risks associated with international operations; declines in the economies of the countries in which the Company operates its warehouse clubs would harm its business; a few of the Company’s stockholders have control over the Company’s voting stock, which will make it difficult to complete some corporate transactions without their support and may prevent a change in control; the loss of key personnel could harm the Company’s business; the Company is subject to volatility in foreign currency exchange; the Company faces the risk of exposure to product liability claims, a product recall and adverse publicity; a determination that the Company’s long-lived or intangible assets have been impaired could adversely affect the Company’s future results of operations and financial position; and the Company faces increased compliance risks associated with compliance with Section 404 of the Sarbanes-Oxley Act of 2002; as well as the other risks detailed in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 on November 29, 2007. We assume no obligation and expressly disclaim any duty to update any forward-looking statement to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

For further information, please contact Robert E. Price, Chief Executive Officer (858) 551-2336; or John M. Heffner, Executive Vice President and Chief Financial Officer (858) 404-8826.